Exhibit 99.1

Creating the Premier Radiation Oncology Company

Forward-looking Statement Safe Harbor Statement The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy. Except for the historical information contained herein, the matters set forth in this press release, including the expected structure and timetable for the transaction between Accuray and TomoTherapy, the transaction’s anticipated strategic and financial benefits, financial prospects and guidance, expectations regarding Accuray’s and TomoTherapy’s ongoing operations, employees, sales, product development and commercialization, synergies and economies of scale following the transaction, are forward-looking statements within the meaning of the "safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC. Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, and the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements. Neither Accuray nor TomoTherapy intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

Agenda Welcome Tom Rathjen Deal Summary Euan Thomson Corporate and Product Overview Accuray Overview (Euan Thomson) TomoTherapy Overview (Fred Robertson) Financial Profile Derek Bertocci Executive Summary Euan Thomson Q&A All

Strategic Rationale Complementary patient populations, treated by the same medical specialty Significant increase in global presence Financial benefits anticipated from operating efficiencies and G&A synergies Combining two best-in-class technologies to create the premier radiation oncology company

Deal Summary

Deal Terms TomoTherapy shareholders to receive $4.80 per share* in cash and stock $3.15 in cash 0.1648 shares of Accuray stock ($1.65) Expected to be accretive to Accuray’s EPS in its fiscal year beginning July 1, 2012 Approved by both companies’ Board of Directors Anticipated to close in Q2 or early Q3 of CY 2011 *as of March 4, 2011 close

Corporate and Product Overview

Accuray Incorporated 200+ systems installed 100,000+ patients treated 75+ issued patents *as of December 31, 2010

Accuray Corporate and Product Strategy CYBERKNIFE® ROBOTIC RADIOSURGERY SYSTEM Gold standard for Full Body Radiosurgery Unique image-guided robotic system with tumor and patient tracking capabilities Unsurpassed accuracy and three dimensional treatment delivery ACCURAY INCORPORATED Created and building the market for Full Body Radiosurgery Track record of rapid technical and clinical innovation Revolutionizing cancer treatment by replacing surgery

Accuray Record of Achievement Consistent record of technology innovation Regular upgrades support premium service programs New CyberKnife® platforms support stronger pricing Proven ability to drive market acceptance New products New clinical capabilities Profitability Product gross profit margin (>60% in H1 FY11) Service gross profit margin (37% in H1 FY11) Operating expense management ($17M decrease FY09 to FY10)

TomoTherapy Incorporated Data provided by TomoTherapy 350 systems** 110,000+ patients treated 130+ issued patents **Shipped and/or installed as of February 17, 2011 *as of December 31, 2010

TomoTherapy Corporate and Product Strategy

TOMOTHERAPY INCORPORATED

- **Created the world's first and only ring gantry-based radiation therapy system**
- **Pioneered integrated image guided, intensity modulated radiation therapy**
- **Considered best-in-class IMRT**

TOMOTHERAPY® PLATFORM

•Daily CT guidance capabilities

•Unique helical delivery of IMRT

•Highly conformal dose distributions for simple and complex target volumes

•Enhanced platform versatility with TomoDirect™, TomoHD™ and TomoMobile™



Accuray Confidential

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ACCURAY

Financial Profile

Keys to Financial Success of Acquisition Product Revenue: Maintain / Grow Best in class IMRT technology Profitable product revenue Continue growth in orders and revenue seen in CY 2010 Service: Turn From Loss to Profit Improve product reliability Reduce cost of service Cost Synergies: Reduce Operating Expenses Eliminate redundant activities

Product Revenue Customer Relationships Significantly larger sales force Enhanced and more frequent customer contacts Greater Global Presence Direct service opportunities Direct sales opportunities in select countries Larger product portfolio More opportunities for customer contact R&D (future product initiatives) Accuray expertise in tumor tracking Accuray expertise in linear accelerator technology Accuray expertise in product reliability to enhance TomoTherapy product TomoTherapy IMRT domain expertise

Service Actions to Turn Profitable Fast Track Program (quarter ended December 31, 2010) Upgrade specific systems with high service costs TomoTherapy Plan: Design, Serviceability, Training Design changes to enhance reliability and serviceability Revise procedures and training in manufacturing and service to improve accuracy, consistency and repeatability Accuray Expertise RF design and components Linear accelerator design and manufacturing Demonstrated record of improving service revenue and profit margin over the last 4 years

Cost Synergies Examples Reduced G&A Expenses Public Company “overhead” e.g. Audit fees, SEC filings Corporate management duplication Marketing Expense Trade show attendance Professional membership fees Users’ events Expected Gross Operating Expense Synergies Approximately $25M per year by year two

Summary Corporate Metrics Metric Accuray TomoTherapy Revenue (CY2010) $206.1M $195.4M Net Income (CY2010) $6.8M ($29.9M) Expected Gross Operational Synergies Approx. $25M per year Product Backlog (Dec. 31, 2010) $170M* $133M** Installed Base 222 (12/31/10) 350*** (2/17/11) *Based on Accuray backlog criteria **Based on TomoTherapy backlog criteria ***Shipped and/or installed as of February 17, 2011

Executive Summary

Increased Global Presence Worldwide Install Base 572 Systems Installed** Worldwide Accuray TomoTherapy Americas EIMEA Japan APAC Accuray Post Transaction 222 Systems Installed* 350 Systems Installed** *Installed as of December 31, 2010 **Shipped and/or installed as of February 17, 2011

Strategic Rationale Complementary patient populations, treated by the same medical specialty Significant increase in global presence Financial benefits anticipated from operating efficiencies and G&A synergies Combining two best-in-class technologies to create the premier radiation oncology company

Q&A

Creating the Premier Radiation Oncology Company